Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of ConvergeOne Holdings, Inc. of our report dated March 19, 2018, relating to the consolidated financial statements of C1 Investment Corp., appearing in the Prospectus, which is a part of the Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Minneapolis, Minnesota

March 21, 2018